UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-A

______________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT
TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

PAZOO, Inc.
(Exact name of Registrant as specified in charter)

Nevada	27-3984713
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

760 State Route 10
Whippany, NJ 07981
 (Address of Principal Executive Offices)

Securities to be registered to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered:	each class is to be registered:
Common Stock, $0.001 Par Value	OTC Markets - OTCQB

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-195956

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Pazoo, Inc. (the "Registrant") hereby incorporates by reference herein the description of its Common Stock, par value $0.001 per share, to be registered hereunder, contained under the heading "Description of Our Securities" in the Registrant's Registration Statement on Form S-1 (File No. 333-195956), as originally filed with the Securities and Exchange Commission (the "Commission") on May 14, 2014, including exhibits, and as amended from time to time thereafter (the "Registration Statement"), which was declared effective by the Commission on July 3, 2014.  In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

ITEM 2.  EXHIBITS

In accordance with the "Instructions as to Exhibits" with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The OTC Markets and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 17, 2014	PAZOO, INC. (Registrant)

	By:	/s/ David M. Cunic
David M. Cunic/ CEO